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                                                                   EXHIBIT 10.27

                               EMPLOYMENT AGREEMENT

     Agreement, made this 28th day of November, 1998, between Hallmark Entertainment Networks, Inc., a Delaware corporation with offices at 1325 Avenue of the Americas, New York, New York 10019 or its permitted assigns ("Employer"), and Jeffrey J. Johnson, P.O. Box 368, Atkinson, New Hampshire 03811 ("Employee").

                                   WITNESSETH:

     WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto agree as follows:

     1. Employment and Duties.

     (a) Effective November 28, 1998 (the "Effective Date"), Employer hereby employs Employee and Employee hereby agrees to serve as Vice President and Managing Director-HEN Asia Pacific of Employer, reporting to the Executive Vice President, Sales and Marketing. Employee agrees to perform such services consistent with Employee's position. Employee shall use Employee's best efforts to promote the interests of Employer and shall devote Employee's full business time, energy and skill exclusively to the business and affairs of Employer during the "Term" (as "Term" is defined in Paragraph 2 below).

     (b) Employee's primary duties shall concern the supervision of Employer's Asian area efforts in affiliate sales and marketing concerning television programs and other audiovisual properties (collectively, the "Properties" and individually, a "Property") as are assigned to him.

     (c) During the course of Employee's employment hereunder, Employer may be incorporating subsidiary companies for the development and marketing of individual Properties. Employer shall have the right to loan or make available, without additional compensation to Employee, Employee's services as an officer or director of any such subsidiary to Hallmark Cards, Incorporated ("Hallmark") or its subsidiaries or to perform services for any Property owned or controlled by Hallmark or any such subsidiary, provided, that his duties as an officer of any such subsidiary shall be consistent with his duties hereunder. Employee further agrees

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that all the terms of this Employment Agreement shall be applicable to
Employee's services for Hallmark and each such subsidiary.

     (d) As a condition to Employer being bound hereunder, Employee shall pass a drug test to Employer's satisfaction, by a testing service chosen by Employer.

     2. Term of Employment. The term of Employee's employment ("Term") with Employer shall commence on the Effective Date and shall end on November 30, 2000, unless terminated earlier as is provided in Paragraph 8 of this Agreement or extended by mutual agreement of the parties.

     3. Compensation.

     (a) Salary. As compensation for Employee's services hereunder, Employer shall pay to Employee a salary at the rate of U.S. $200,000 per year. Such salary shall be paid biweekly, in arrears. At the end of the first year of the Term, Employer will conduct a performance review of Employee's performance and make such upward adjustment in salary as Employer deems appropriate.

     (b) Bonuses. At the end of each calendar year Employee will be paid such bonus as Employer in its discretion determines, depending on Employee's and Employer's business performance. Bonus payments shall be made no later than thirty days after the end of each calendar year. Employee will not be entitled to a bonus after year-end 1998. Employee will be eligible for a bonus at the end of the calendar year in which the Term ends.

     (c) Withholding. All payments of salary shall be made in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer. Employer shall be entitled to deduct from each payment of compensation to Employee such items as federal, state and local income taxes, FICA, unemployment insurance and disability contributions, and such other deductions as may be required by law.

     (d) Expenses. During the Term, Employer shall pay or reimburse Employee on an accountable basis for all reasonable and necessary out-of-pocket expenses for entertainment, travel, meals, hotel accommodations and other expenditures incurred by Employee in connection with Employee's services to Employer in accordance with Employer's expense account policies for its executive personnel or with the approval of the President.



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     (e) Fringe Benefits. During the Term, Employee shall be entitled to receive the following fringe benefits: (i) paid vacation according to Employer's standard policy for senior executives, (ii) group medical, dental, life and disability insurance, and any Employer-sponsored 401(k) plan (subject to any required waiting period), and (iii) any other fringe benefits, including any phantom shares plan, on terms that are or may become available generally to senior executives of Employer. Employee's level of participation in any phantom shares or other incentive plan will be subject to Employer's discretion, but at a level consistent with other executives in similar senior management positions.

     (f) Cost of Living Adjustment; Tax Equalization. As long as Employee is based in Singapore, Employer will provide Employee with such tax assistance, tax equalization and cost of living adjustments as are provided by Hallmark Cards, Incorporated pursuant to its standard expatriate policies and guidelines, as amended from time to time. The amount of any payments under this Paragraph 3(f) paid to or for Employee shall not exceed U.S. $110,000 in any year. The parties understand that, if it is more tax efficient, Employer will directly lease Employee's home and/or car for Employee, provided that any lease payments made hereunder by Employer will count against the U.S. $110,000 cap. The $110,000 amount or cap in this Paragraph 3(f) is based on the United States/Singapore currency exchange as of the Effective Date and shall be adjusted as such exchange rates vary during the Term.

     (g) Relocation Costs. Employer will reimburse Employee for the costs of relocating Employee and his family (if any) from Sydney to Singapore, such costs not to exceed $25,000. After expiration or termination of this Agreement and if Employee relocates to Sydney or the United States within six months thereafter, Employer will reimburse Employee for his relocation costs, such costs not to exceed $25,000 except if the Agreement is terminated under Paragraph 8(a)(iii)(A, B or D).

     (h) Deposits. Employer will advance Employee up to $27,000 for any refundable deposits which Employee must make for his housing, children's schooling and car. Upon the earlier of expiration or other termination of this Agreement or upon refund to Employee of any such deposits, Employee will promptly refund any such advances to Employer; those advances which are returned to the Employee rather than direct to the Employer.

     4. Place of Employment. During the Term, Employee shall be required to perform Employee's duties in such reasonable office space provided by Employer in Singapore, and


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Employee shall undertake all reasonable travel required by Employer in connection with the performance of Employee's duties hereunder.

     5. Confidentiality; Intellectual Property; Name and Likeness.

     (a) Employee agrees that Employee will not during the Term or thereafter divulge to anyone (other than Employer (and its executives, representatives and employees who need to know such information) or any persons designated by Employer) any knowledge or information of any type whatsoever designated or treated as confidential by Employer relating to the business of Employer or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets, business strategies, marketing and distribution plans as well as concrete proposals, plans, scripts, treatments and formats described in subparagraph (b) below. Employee further agrees that Employee will not disclose, publish or make use of any such knowledge or information of a confidential nature (other than in the performance of Employee's duties hereunder) without the prior written consent of Employer. This provision does not apply to information which becomes available publicly without the fault of Employee or information which Employee discloses in confidence to her own privileged representatives or is required to disclose in legal proceedings, provided Employee gives advance notice to the President of Employer and an opportunity to Employer to resist such disclosure in legal proceedings.

     (b) During the Term, Employee will disclose to Employer all concrete proposals, plans, scripts, treatments, and formats invented or developed by Employee during the term which relate directly or indirectly to the business of Employer or any of its subsidiaries or affiliates including, without limitation, any proposals and plans which may be copyrightable, trademarkable, patentable or otherwise exploitable. Employee agrees that all such proposals, plans, scripts, treatments, and formats are and will be the property of Employer. Employee further agrees, at Employer's request, to do whatever is necessary or desirable to secure for the Employer the rights to said proposals, plans, scripts, treatments, and formats, whether by copyright, trademark, patent or otherwise and to assign, transfer and convey the rights thereto to Employer at Employer's expense.

     (c) Employer shall have the right in perpetuity to use Employee's name reasonably in connection with credits for Properties for which Employee performs any services.



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     6. Employee's Representations. Employee represents and warrants that:

     (a) Employee has the right to enter into this Agreement and is not subject to any contract, commitment, agreement, arrangement or restriction of any kind which would prevent Employee from performing Employee's duties and obligations hereunder;

     (b) To the best of Employee's knowledge, Employee is not subject to any undisclosed medical condition which might have a material effect on Employee's ability to perform satisfactorily Employee's services hereunder.

     7. Non-Competition; No Raid.

     (a) During the Term, Employee shall not engage directly or indirectly, whether as an employee, independent contractor, consultant, partner, shareholder or otherwise, in a business or other endeavor which interferes with any of his duties or obligations hereunder or which is directly competitive with the business of the Employer or its subsidiaries, including but not limited to the production, distribution or any other exploitation of audiovisual television material (the "Other Business").

     (b) Employee further agrees that during the Term and for a period of one year thereafter, Employee will not employ or knowingly attempt to employ or assist anyone else to employ any person who is, at the date of termination of Employee's employment, working as an officer, policymaker or in high-level creative development or distribution (including without limitation executive employees) for or rendering substantially full-time services as such to Employer.

     8. Termination.

     (a) This Agreement may be terminated and the Term ended on five business days written notice for any one of the following reasons (except (i) in which case termination shall occur on the date of death):

          (i) The death of Employee;

          (ii) The physical or mental disability of Employee to such an extent that Employee is unable to render services to Employer for a period exceeding an aggregate of thirty business days during any twelve-month period of the Term. For purposes of counting the aggregate of thirty business days, days properly designated by Employee as vacation days shall not be counted;




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          (iii) For "cause," which for purposes of this Agreement shall be defined as:

               (A) the use of drugs and/or alcohol which interfere materially with Employee's performance of Employee's services under this Agreement;

               (B) Employee's conviction of any act which constitutes a felony under federal, state or local laws or the law of any foreign country;

               (C) Employee's persistent refusal to perform after ten days written notice, Employee's duties and responsibilities pursuant to this Agreement;

               (D) Employee's dishonesty in non-trivial financial dealings with or on behalf of Employer, its subsidiaries. affiliates and parent corporation or in connection with performance of his duties hereunder; or

               (E) Employee's voluntary resignation (except under Paragraph
          8(b)).

     (b) Employer shall also have the right to terminate Employee prior to the expiration of the Term in addition to pursuant to Paragraph 8(a) above by providing Employee with not less than thirty (30) days advance notice in writing. In the event of a termination pursuant to this Paragraph 8(b) or any other termination not described in Paragraph 8(a): (i) the Employer shall pay to the Employee within thirty (30) days after such notice of termination the remaining amounts described in Paragraph 3(a) above for the balance of the Term (discounted to the date of payment at the Alternate Base Rate, as defined in the Credit Agreement between Employer's parent company and the Chase Manhattan Bank, et al.), and Employer shall have no further obligations to Employee hereunder except as stated herein. If Employer terminates Employee under this Paragraph 8(b), Paragraph 7(a) shall apply for the remainder of the Term.

     (c) In the event that Employer terminates this Agreement due to any of the reasons set forth in Paragraphs 8(a)(i) and 8(a)(iii)(A)-(D) above, Employee shall be paid Employee's salary through the later of the expiration of the five
(5) business days period referred to in Paragraph 8(a) or the end of the month in which the termination event occurs after which Employer's obligation to pay salary to Employee shall terminate. Should Employer terminate this Agreement due to Employee's disability as defined above in Paragraph 8(a)(ii), Employee shall receive the amounts set forth in Paragraph 8(b) as if the termination had occurred under Paragraph 8(b). After making the payments provided for in this sub-paragraph (c), Employer shall have no further obligations to Employee, except for Paragraph 3(g).




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     (d) Upon termination of this Agreement, Employee shall promptly return all of Employer's property to Employer.

     (e) Upon termination of Employee's employment for any reason, Employee shall tender Employee's resignation from the Board of Directors of any of Employer's subsidiaries or affiliates on which Employee is serving, and Employer shall accept such resignation forthwith.

     9. Breach; Remedies. Both parties recognize that the services and benefits to be rendered under this Agreement by each party are special, unique and extraordinary in character, and that in the event of the breach by a party of the terms and conditions of this Agreement, the other party be entitled, inter alia, if it so elects, to institute and prosecute proceeding in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, and to seek to enforce the specific performance thereof by the other party. In the case of a breach by Employee, Employer may seek to enjoin Employee from performing services for any other person, firm or corporation. The parties further stipulate that the law of New York shall apply to any dispute or action regarding this agreement.

     10. Assignment. This Agreement is a personal contract and, except as specifically set forth herein, the rights, interests and obligations of Employee herein may not be sold, transferred, assigned, pledged or hypothecated, although he may assign or use as security payments due hereunder from Employer. The rights and obligations of Employer hereunder shall bind in their entirety the successors and assigns of Employer, although Employer shall remain fully liable hereunder. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at the time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of Employer.

     11. Amendment; Captions. This Agreement contains the entire agreement between the parties. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Paragraph headings are for convenience of reference only and shall not be considered a part of this Agreement. If any clause in this Agreement is found to be unenforceable, illegal or contrary to public policy, the parties agree that this Agreement shall remain in full force and effect except for such clause.



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     12. Prior Agreements. This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed, and sets out the full agreement between the parties concerning its subject matter.

     13. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person or, if mailed, by registered or certified mail, return receipt requested, in which case the notice shall be deemed effective on the date of deposit in the mails, postage prepaid, addressed to Employee at Employee's address first written above and, in the case of Employer, addressed to its President with a copy to General Counsel, Hallmark Cards, Incorporated, 2501 McGee Trafficway, Kansas City, Missouri 64108. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof.

     14. Periods of Time. Whenever in this Agreement there is a period of time specified for the giving of notices or the taking of action, the period shall be calculated excluding the day on which the giver sends notice and excluding the day on which action to be taken is actually taken.

     15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument,

     IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Agreement and Employee has signed this Agreement as of the day and year first above written.

                                  HALLMARK ENTERTAINMENT NETWORKS, INC.


                                  By: /s/ ANDREW P. BRILLIANT
                                     -------------------------------------------

                                  Title: EXECUTIVE VICE PRESIDENT,
                                         SALES AND MARKETING
                                        ----------------------------------------


                                  EMPLOYEE:



                                  /s/ JEFFREY J. JOHNSON
                                     -------------------------------------------
                                      Jeffrey J. Johnson




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